Exhibit 99.1
BOOZ ALLEN HAMILTON ANNOUNCES
PRELIMINARY THIRD QUARTER FISCAL 2011 RESULTS
Revenue increased 10.1 percent, to $1.4 billion
Adjusted EBITDA increased 23.1 percent, to $106 million
Adjusted Diluted Earnings per Share increased by 10 cents, to 27 cents per share
Total backlog increased 21.4 percent, to $11 billion
McLean, Virginia; February 9, 2011 — Booz Allen Hamilton Holding Corporation (NYSE:BAH), the parent company of consulting firm Booz Allen Hamilton Inc., today announced preliminary results for the third quarter of fiscal 2011 with double-digit revenue growth and significant earnings growth over the prior year period. Booz Allen also reported strong backlog of $11 billion as of December 31, 2010. These are its first reported financial results as a public company. Booz Allen’s fiscal year runs from April 1 to March 31, with the third quarter of fiscal 2011 ending December 31, 2010.
Revenue for the third quarter of fiscal 2011 was $1.39 billion, compared with $1.26 billion in the prior year period, an increase of 10.1 percent. Booz Allen continues to grow revenue organically across all markets.
Net Income increased to $24 million from $1 million in the prior year period and Adjusted Net Income increased to $35 million compared to $21 million in the prior year period. Diluted Earnings per Share (EPS) and Adjusted Diluted EPS for the third quarter of fiscal 2011 were $0.18 and $0.27, respectively, up from $0.01 and $0.17 in the prior year period.
Ralph W. Shrader, Booz Allen’s Chairman, Chief Executive Officer, and President, said, “We are off to a strong start as a public company, achieving double-digit revenue growth with improved margins. We grew the top and bottom line in the third quarter from the first two quarters of fiscal 2011 and compared to the prior year period.”
“We also grew our backlog to $11 billion as of December 31, 2010. This demonstrates the continued strong client demand for Booz Allen’s services and our long-standing ability to win new work and recompetes in a highly-competitive marketplace. Booz Allen’s services grew across all major markets — defense, intelligence, and civil — with the highest growth coming in areas related to cybersecurity, health, and consulting services for civil government agencies.”

Financial Review
Booz Allen’s 10.1 percent increase in revenue over the prior year period was a result of winning new contracts in all markets while retaining and growing our existing contract base. This enabled the deployment of additional consulting staff and an increase in billable expenses.
Operating Income increased to $75 million from $41 million and Adjusted Operating Income increased to $92 million from $68 million in the prior year period. The increase in Adjusted Operating Income was primarily driven by a decrease in our accrual of fiscal year 2011 incentive compensation costs, higher revenue, and increased profitability as a result of a shift in our contract mix away from Cost-Reimbursable and Time-and-Materials contracts to Fixed-Price contracts.
Net Income increased to $24 million from $1 million in the prior year period and Adjusted Net Income increased to $35 million from $21 million in the prior year period. Adjusted EBITDA increased 23.1 percent to $106 million in the third quarter of fiscal year 2011 compared with $86 million in the prior year period, primarily as a result of the growth of Net Income. Diluted EPS increased to $0.18 per share from $0.01 per share, including an $0.08 per share benefit related to the reversal of tax reserves during the quarter. Adjusted Diluted EPS increased to $0.27 per share from $0.17 per share in the third quarter of fiscal 2011 compared with the prior year period.
Net cash provided by operating activities for the nine months ended December 31, 2010 was $281 million compared to $219 million in the prior year period. Free Cash Flow, defined as cash flow from operating activities net of investments in property and equipment, was $219 million for the nine months ended December 31, 2010, compared to $184 million in the prior year period.
Funded backlog as of December 31, 2010 was $2.7 billion, a 14.9 percent increase over funded backlog as of December 31, 2009. Total backlog as of December 31, 2010 was $11 billion, a 21.4 percent increase, over total backlog as of December 31, 2009.
Financial Outlook
For the full fiscal year 2011, Booz Allen forecasts its year-over-year revenue increase to be between 9.1 percent and 9.5 percent ($5,590 million to $5,610 million), with Diluted EPS in the range of $0.53 to $0.57 per share, and Adjusted Diluted EPS in the range of $1.09 to $1.13 per share. As a result of the recently completed refinancing of its credit facilities and use of cash on hand, Booz Allen has less total debt outstanding at lower interest rates. Booz Allen expects the resulting annual reduction in interest expense to positively affect earnings in fiscal 2012 and beyond by $35 million after tax, assuming current interest rates. However, costs incurred in connection with the refinancing, estimated at $23 million after tax, will be reflected in Booz Allen’s results of operations for the fourth quarter of fiscal 2011 which will reduce Net Income for the current fiscal year.
Although the business environment for government contractors continues to be challenging, Booz Allen currently forecasts revenue growth and margin improvements to continue, with top-line growth in fiscal year 2012 in the high single-digits to low double-digit percentages, Diluted EPS in the range of $1.26 to $1.36 per share, and Adjusted Diluted EPS on the order of $1.45 to $1.55 per share, benefitting from reduced interest expense generated by debt paydowns and the debt refinancing announced on February 4, 2011. These EPS estimates are based on fiscal year 2012 estimated average diluted shares outstanding of 143.8 million shares.
Conference Call Information
Booz Allen will host a conference call at 8:00 a.m. EST on Wednesday, February 9, 2011, to discuss the financial results for its third quarter of fiscal 2011. Analysts and institutional investors may participate on the call by dialing 888-713-4205 (international 617-213-4862) and entering passcode 31370031. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at www.boozallen.com. A replay of the conference call will be available online at www.boozallen.com beginning at 11:00 a.m. EST on February 9, 2011, and continuing until March 9, 2011. The replay will also be available by telephone at 888-286-8010 (international 617-801-6888) with the passcode 51078600.
About Booz Allen Hamilton
Booz Allen Hamilton is a leading provider of management and technology consulting services to the U.S. government in the defense, intelligence, and civil markets. Booz Allen Hamilton is headquartered in McLean, Virginia, employs more than 25,000 people, and had revenue of approximately $5 billion in its latest fiscal year.
Non-GAAP Financial Information
“Adjusted Operating Income” represents Operating Income before (i) certain stock option-based and other equity-based compensation expenses, (ii) the impact of the application of purchase accounting, (iii) adjustments related to the amortization of intangible assets. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including: (i)

certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, (iii) the impact of the application of purchase accounting and (iv) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted EBITDA to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) the impact of the application of purchase accounting, (iv) adjustments related to the amortization of intangible assets, (v) amortization or write-off of debt issuance costs and write-off of original issue discount, or OID, and (vi) any extraordinary, unusual or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Diluted EPS” represents Diluted EPS calculated using Adjusted Net Income as opposed to Net Income.
Booz Allen utilizes and/or discusses in this release Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes. Booz Allen views Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Booz Allen also utilizes and discusses Free Cash Flow, as defined above, in this release because management uses this measure for business planning purposes, to measure the cash generating ability of the operating business after the impact of cash used to purchase property and equipment, and to measure liquidity generally. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are not

recognized measurements under GAAP and when analyzing Booz Allen’s performance, investors should (i) evaluate each adjustment in our reconciliation of Operating and Net Income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and the explanatory footnotes regarding those adjustments, and (ii) use Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to Operating Income, Net Income or Diluted EPS as a measure of operating results, each as defined under GAAP. Exhibit 5 includes a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
No reconciliation of the forecasted range for Adjusted Diluted EPS to Diluted EPS for fiscal 2012 is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,”“expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: any issue that compromises our relationships with the U.S. government or damages our professional reputation; changes in U.S. government spending and mission priorities that shift expenditures away from agencies or programs that we support; the size of our addressable markets and the amount of U.S. government spending on private contractors; cost cutting initiatives and other efforts to reduce U.S. government spending, which could reduce or delay funding for orders for services; delayed funding of our contracts due to delays in the completion of the U.S. government’s budgeting process and the use of continuing resolutions; failure to comply with numerous laws and regulations; our ability to compete effectively in the competitive bidding process and delays caused by competitors’ protests of major contract awards received by us; the loss of GSA schedules or our position as prime contractor on GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; our ability to generate revenue under certain of our contracts; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; an inability to hire, assimilate and deploy enough employees to serve our clients under existing contracts; an inability to effectively and timely utilize our employees and professionals; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors; inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes; internal system or service failures and security breaches; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules and regulations, such as those relating to organizational conflicts of interest issues; an inability to utilize existing or future tax benefits, including those related to our NOLs and stock-based compensation expense, for any reason, including a change in law; and variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and ID/IQ contracts. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including the prospectus, dated November 16, 2010, relating to the Company’s initial public offering.
All forward-looking statements attributable to the company or persons acting on the company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts: Marie Lerch — Vice President, Marketing & Communications — 703-902-5559
James Fisher — Senior Manager of Media Relations — 703-377-7595

Exhibits:

Exhibit 1:	Condensed Consolidated Statements of Operations

Exhibit 2:	Condensed Consolidated Balance Sheets

Exhibit 3:	Condensed Consolidated Statements of Cash Flows

Exhibit 4:	Basic and Diluted Earnings Per Share Calculations

Exhibit 5:	Non-GAAP Financial Information

Exhibit 6:	Operating Data

Exhibit 1
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Operations
(unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue	$1,389,176	$1,261,353	$4,098,319	$3,770,069
Operating costs and expenses:
Cost of revenue	718,574	660,947	2,094,232	1,965,343
Billable expenses	368,472	329,100	1,084,001	1,002,392
General and administrative expenses	206,203	205,949	624,533	578,660
Depreciation and amortization	20,796	24,645	59,768	72,673

Total operating costs and expenses	1,314,045	1,220,641	3,862,534	3,619,068

Operating income	75,131	40,712	235,785	151,001
Interest expense, net	(52,897)	(37,445)	(138,243)	(109,738)
Other expense, net	(291)	(571)	(1,238)	(1,333)

Income before income taxes	21,943	2,696	96,304	39,930
Income tax (benefit) expense	(1,695)	1,402	29,680	19,401

Net income	$23,638	$1,294	$66,624	$20,529

Exhibit 2
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2010	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$457,772	$307,835
Accounts receivable, net of allowance	1,011,662	1,018,311
Prepaid expenses and other current assets	62,530	44,022

Total current assets	1,531,964	1,370,168

Property and equipment, net	159,794	136,648
Intangible assets, net	247,399	268,880
Goodwill	1,163,457	1,163,129
Other long-term assets	95,918	123,398

Total assets	$3,198,532	$3,062,223

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$263,603	$21,850
Accounts payable and other accrued expenses	363,566	354,097
Accrued compensation and benefits	412,448	385,145
Other current liabilities	34,045	24,828

Total current liabilities	1,073,662	785,920

Long-term debt, net of current portion	965,652	1,546,782
Income tax reserve	90,566	100,178
Other long-term liabilities	184,146	119,760

Total liabilities	2,314,026	2,552,640

Stockholders’ equity:
Common stock, Class A	1,227	1,029
Non-voting common stock, Class B	31	24
Restricted common stock, Class C	20	20
Special voting common stock, Class E	37	40
Additional paid-in capital	833,503	525,652
Retained earnings (Accumulated deficit)	53,260	(13,364)
Accumulated other comprehensive loss	(3,572)	(3,818)

Total stockholders’ equity	884,506	509,583

Total liabilities and stockholders’ equity	$3,198,532	$3,062,223

Exhibit 3
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Nine Months Ended
	December 31,
	2010	2009
Cash flow from operating activities
Net income	$66,624	$20,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,768	72,673
Amortization of debt issuance costs	18,233	3,846
Amortization of original issuance discount on debt	4,933	1,777
Stock-based compensation expense	39,203	57,350
Excess tax benefit from the the exercise of stock options	(15,974)	—

Change in assets and liabilities:
Accounts receivable, net	6,649	(26,965)
Prepaid expenses and other current assets	(17,206)	15,393
Other long-term assets	32,256	(3,953)
Accrued compensation and benefits	25,256	53,550
Accounts payable and accrued expenses	7,956	31,199
Accrued interest	6,276	(12,629)
Income tax reserve	(10,071)	60
Other current liabilities	9,217	(2,525)
Other long-term liabilities	47,685	9,095

Net cash provided by operating activities	280,805	219,400

Cash flow from investing activities
Purchases of property and equipment	(61,433)	(34,866)
Working capital adjustments	—	38,280
Escrow payment	1,384	—

Net cash (used in) provided by investing activities	(60,049)	3,414

Cash flow from financing activities
Net proceeds from issuance of common stock	252,728	—
Cash dividends paid	—	(612,401)
Repayment of debt	(344,311)	(10,638)
Proceeds from debt	—	346,500
Debt issuance costs	—	(15,808)
Payment of deferred payment obligation	—	(78,000)
Excess tax benefit from the the exercise of stock options	15,974	—
Stock option exercises	4,790	779

Net cash used in financing activities	(70,819)	(369,568)

Net increase in cash and cash equivalents	149,937	(146,754)
Cash and cash equivalents — beginning of period	307,835	420,902

Cash and cash equivalents — end of period	$457,772	$274,148

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$99,667	$91,631

Income taxes	$5,462	$2,306

Exhibit 4
Booz Allen Hamilton Holding Corporation
Basic and Diluted Earnings Per Share Calculations
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net earnings for basic and diluted computations (in thousands)	$23,638	$1,294	$66,624	$20,529
Adjusted earnings for basic and diluted computations (in thousands)	$35,164	$20,645	$106,972	$76,895

Total basic weighted-average common shares outstanding	118,804,903	107,165,542	111,119,975	106,222,403
Weighted-average number of diluted shares outstanding	131,215,531	119,310,272	124,127,179	115,082,003

Earnings per common share
Basic	$0.20	$0.01	$0.60	$0.19

Diluted	$0.18	$0.01	$0.54	$0.18

Adjusted Earnings per common share
Basic	$0.30	$0.19	$0.96	$0.72

Diluted	$0.27	$0.17	$0.86	$0.67

Exhibit 5
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Adjusted Operating Income
Operating Income	$75,131	$40,712	$235,785	$151,001
Certain stock-based compensation expense (a)	10,016	16,969	33,131	55,172
Purchase accounting adjustments (b)	—	299	—	1,074
Amortization of intangible assets (c)	7,161	10,161	21,480	30,436

Adjusted Operating Income	$92,308	$68,141	$290,396	$237,683

EBITDA & Adjusted EBITDA
Net income (loss)	$23,638	$1,294	$66,624	$20,529
Income tax expense (benefit)	(1,695)	1,402	29,680	19,401
Interest and other expense, net	53,188	38,016	139,481	111,071
Depreciation and amortization	20,796	24,645	59,768	72,673

EBITDA	95,927	65,357	295,553	223,674
Certain stock-based compensation expense (a)	10,016	16,969	33,131	55,172
Transaction expenses (d)	—	3,415	135	3,415
Purchase accounting adjustments (b)	—	299	—	1,074

Adjusted EBITDA	$105,943	$86,040	$328,819	$283,335

Adjusted Net Income
Net income (loss)	$23,638	$1,294	$66,624	$20,529
Certain stock-based compensation expense (a)	10,016	16,969	33,131	55,172
Transaction expenses (e)	7,288	3,415	9,973	3,415
Purchase accounting adjustments (b)	—	299	—	1,074
Amortization of intangible assets (c)	7,161	10,161	21,480	30,436
Amortization or write-off of debt issuance costs and write-off of OID	13,021	1,407	20,939	3,846
Release of FIN 48 reserves (f)	(10,966)	—	(10,966)	—
Adjustments for tax effect (g)	(14,994)	(12,900)	(34,209)	(37,577)

Adjusted Net Income	$35,164	$20,645	$106,972	$76,895

Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	131,215,531	119,310,272	124,127,179	115,082,003

Adjusted Net Income per diluted share	$0.27	$0.17	$0.86	$0.67

Free Cash Flow
Net cash provided by (used in) operating activities	$109,920	$102,645	$280,805	$219,400
Less: Purchases of property and equipment	(22,476)	(13,154)	(61,433)	(34,866)

Free Cash Flow	$87,444	$89,491	$219,372	$184,534

(a)	Reflects stock-based compensation expense for options for Class A common stock and restricted shares, in each case, issued in connection with the acquisition under the Officer’s Rollover Stock Plan that was established in connection with the acquisition. Also reflects stock-based compensation expense for Equity Incentive Plan Class A common stock options issued in connection with the acquisition under the Equity Incentive Plan that was established in the connection with the acquisition.

(b)	Reflects adjustments resulting from the application of purchase accounting in connection with the acquisition not otherwise included in depreciation and amortization.

(c)	Reflects amortization of intangible assets resulting from the acquisition.

(d)	Fiscal 2010 reflects costs related to the modification of our credit facilities, the establishment of the Tranche C term loan facility under our senior secured credit facilities and the related payment of special dividends. The nine months ended December 31, 2010 reflects certain external administrative and other expenses incurred in connection with the initial public offering.

(e)	Fiscal 2010 reflects costs related to the modification of our credit facilities, the establishment of the Tranche C term loan facility under our senior secured credit facilities and the related payment of special dividends. The nine months ended December 31, 2010 reflects certain external administrative and other expenses incurred in connection with the initial public offering and prepayment fees associated with early repayments of the mezzanine term loan.

(f)	Reflects the release of uncertain tax reserves, net of tax.

(g)	Reflects tax adjustments at an assumed marginal tax rate of 40%.

Exhibit 6
Booz Allen Hamilton Holding Corporation
Operating Data

	As of	As of
	December 31, 2010	December 31, 2009
BACKLOG (in millions)

Funded	$2,740	$2,385
Unfunded (1)	3,388	2,959
Priced Options (2)	4,877	3,720

Total Backlog	$11,005	$9,064

(1)	Incorporates a reduction, estimated by management, to the revenue value of orders for services under two existing single award ID/IQ contracts, based on an established pattern of funding under these contracts by the U.S. government.

(2)	Amounts shown reflect 100% of the undiscounted revenue value of all priced options.

	As of	As of
	December 31, 2010	December 31, 2009
HEADCOUNT

Total Headcount	25,327	23,230
Consulting Staff Headcount	22,969	21,053

	Three Months Ended	Three Months Ended
	December 31, 2010	December 31, 2009
CONTRACT MIX
% Revenue from T&M Contracts	34%	37%
% Revenue from FFP Contracts (3)	16%	12%
% Revenue from CP Contracts (4)	50%	51%

(3)	Includes fixed-price level of effort contracts.

(4)	Includes both cost-plus-fixed-fee and cost-plus-award fee contracts.

	Three Months Ended	Three Months Ended
	December 31, 2010	March 31, 2010
DAYS SALES OUTSTANDING*	68	69

*	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.